                                                                    Exhibit 23.1




                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports for The Providence Service Corporation dated May 19, 2003, Camelot Care Corporation dated June 14, 2002, except for Note 2 as to which the date is June 16, 2003, and Cypress Management Services, Inc. dated April 16, 2003, in the Registration Statement (Form S-1) and related Prospectus of The Providence Service Corporation dated July 31, 2003.


                                                           /s/ Ernst & Young LLP

Houston, Texas
July 25, 2003